================================================================================

                                 AMENDMENT NO. 1

                                       TO

                               PURCHASE AGREEMENT

                          dated as of February __, 2002

                                  by and between

                               SONIC FOUNDRY, INC.

                                       and

                             OMICRON PARTNERS, L.P.

                              ____________________

                          10% CONVERTIBLE NOTE DUE 2004

                                       and

                          COMMON STOCK PURCHASE WARRANT

================================================================================

                               SONIC FOUNDRY, INC.

                                 AMENDMENT NO. 1

                                       to

                               PURCHASE AGREEMENT

                          10% CONVERTIBLE NOTE DUE 2004

                                       and

                          COMMON STOCK PURCHASE WARRANT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   Definitions...............................................................2

2.   Purchase and Sale of the Amended Note and Warrant.........................3
     2.1   Purchase and Sale...................................................3
     2.2   Exchange and Payment................................................3
     2.3   Second Closing......................................................3

3.   Representations and Warranties of the Company.............................4
     3.1   Organization, Good Standing and Qualification.......................4
     3.2   Authorization.......................................................4
     3.3   Capitalization......................................................4
     3.4   Valid Issuance......................................................5
     3.5   Consents............................................................6
     3.6   Delivery of SEC Filings; Business; Non-Public Information...........6
     3.7   Use of Proceeds.....................................................6
     3.8   No Material Adverse Change..........................................6
     3.9   Form S-3 Eligibility................................................7
     3.10  No Conflict, Breach, Violation or Default...........................7
     3.11  Acknowledgement of Potential Dilution...............................8
     3.12  Brokers and Finders.................................................8
     3.13  No Directed Selling Efforts or General Solicitation.................8
     3.14  No Integrated Offering..............................................8
     3.15  Disclosures.........................................................9

4.   Representations and Warranties of the Purchaser...........................9
     4.1   Organization and Existence..........................................9
     4.2   Purchase Entirely for Own Account...................................9
     4.3   Investment Experience...............................................9
     4.4   Disclosure of Information...........................................9
     4.5   Restricted Securities...............................................9
     4.6   Accredited Investor................................................10
     4.7   No General Solicitation............................................10
     4.8   Residency of Purchaser.............................................10
     4.9   Brokers and Finders................................................10
     4.10  Authorization......................................................10
     4.11  Risk Factors.......................................................10
     4.12  Reliance...........................................................10
     4.13  No Representations.................................................10
     4.14  Survival...........................................................11

5.   Registration Rights Agreement............................................11
     5.1   Registration Rights Agreement......................................11

6.   Certain Covenants of the Company and the Purchaser.......................11
     6.1   Press Releases.....................................................11
     6.2   No Conflicting Agreements..........................................11
     6.3   Form 8-K...........................................................11
     6.4   Amendments to Purchase Agreement...................................12
     6.5   Effect of Amendment; Confirmation..................................12

7.   Conditions to the Company's Obligations to Issue and Sell................13

8.   Conditions to the Purchaser's Obligations to Purchase....................13

9.   Miscellaneous............................................................14
     9.1   Successors and Assigns.............................................14
     9.2   Counterparts.......................................................14
     9.3   Titles and Subtitles...............................................15
     9.4   Notices............................................................15
     9.5   Expenses...........................................................15
     9.6   Amendments and Waivers.............................................15
     9.7   Severability.......................................................15
     9.8   Entire Agreement...................................................15
     9.9   Survival...........................................................15
     9.10  Further Assurances.................................................16
     9.11  Applicable Law.....................................................16
     9.12  Remedies...........................................................16
     9.13  Jurisdiction.......................................................16

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EXHIBITS

Exhibit A  -  Form of Amended Note
Exhibit B  -  Form of Warrant
Exhibit C  -  Form of Amended and Restated Registration Rights Agreement
Exhibit D  -  Form of Opinion of Legal Counsel to the Company
Exhibit E  -  Form of Press Release

                      AMENDMENT NO. 1 TO PURCHASE AGREEMENT
                      -------------------------------------

          THIS AMENDMENT NO. 1 TO PURCHASE AGREEMENT, dated as of February ___, 2002 (this "Agreement"), by and between SONIC FOUNDRY, Inc., a Maryland corporation (the "Company"), and OMICRON PARTNERS, L.P., a Bahamas limited partnership (the "Purchaser"), amends the PURCHASE AGREEMENT, dated as of January 25, 2002, by and between the Company and the Purchaser (the "Purchase Agreement").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company and the Purchaser have previously executed and delivered, one to the other, the Purchase Agreement;

          WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell and issue to the Purchaser, upon the terms and subject to the conditions of this Agreement, (i) an additional 10% Convertible Note due 2004 in principal amount of $1,000,000 and (ii) a Warrant (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein) initially entitling the holder to purchase an aggregate of 163,265 shares of Common Stock for the Purchase Price, which shall be effected, in part, by the Purchaser surrendering the Note and paying the Purchase Price to the Company at the Second Closing as provided in this Agreement;

          WHEREAS, the Company and the Purchaser wish to amend the Purchase Agreement as provided in this Agreement; and

          WHEREAS, at or before the Second Closing, the parties hereto are amending and restating the Original Registration Rights Agreement by executing and delivering, one to the other, the Registration Rights Agreement, pursuant to which, among other things, the Company will agree to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws for the resale of the shares of Common Stock issuable upon conversion of the Amended Note and issuable upon exercise of the Warrant and the Existing Warrant;

          NOW THEREFORE, in consideration of the premises and the mutual covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.     DEFINITIONS.

          1.1 As used in this Agreement, the terms "Agreement", "Company", "Purchase Agreement" and "Purchaser" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

          1.2 Capitalized terms used in this Agreement and not defined in this Agreement shall have the respective meanings provided in the Purchase Agreement.

          1.3 All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

          1.4 The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Amended Note" means the Company's 10% Convertible Note due 2004 in the principal amount of $4,000,000.00 in the form attached as Exhibit A.

          "Event of Default" shall have the meaning to be provided or provided in the Amended Note.

          "Existing Warrant" means the Common Stock Purchase Warrant issued by the Company pursuant to the Purchase Agreement.

          "Original Registration Rights Agreement" means the Registration Rights Agreement, dated as of January 25, 2002, by and between the Company and the Purchaser.

          "Purchase Price" means $1,000,000.00.

          "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement by and between the Company and the Purchaser in the form attached as Exhibit C.

          "Registration Statement" shall have the meaning provided in the Registration Rights Agreement.

          "Second Closing" means the closing of the issuance and sale of the Amended Note and Warrant in exchange for the Note and payment by the Purchaser of the Purchase Price to the Company as provided in this Agreement on the Second Closing Date.

          "Second Closing Date" means 10 a.m., New York City time, on February_, 2002, or such other time or date as mutually agreed by the parties hereto.

          "Securities" means the Amended Note, the Underlying Shares, the Warrant and the Warrant Shares.

          "Transaction Documents" means this Agreement, the Purchase Agreement, the Registration Rights Agreement, the Amended Note and the Warrant.

          "Underlying Shares" means the shares of Common Stock issued or issuable upon conversion of the Amended Note.

          "Warrant" means the Company's Common Stock Purchase Warrant in the form attached hereto as Exhibit B.

          "Warrant Shares" means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrant.

          2.     PURCHASE AND SALE OF THE AMENDED NOTE AND WARRANT.

          2.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Purchaser, on the Second Closing Date, the Amended Note and the Warrant in exchange for the Note and payment of the Purchase Price.

          2.2 Exchange and Payment. Payment by the Purchaser of the Purchase Price to the Company at the Second Closing on the Second Closing Date shall be made by wire transfer of immediately available funds to the following account:

          State Street Bank & Trust Company
          ABA #011000028
          DDA #99034167
          For further credit to One Group Account #707001516

          2.3 Second Closing. The sale and purchase of the Amended Note and Warrant shall occur on the Second Closing Date at the Closing Location. At the Second Closing on the Second Closing Date, upon the terms and subject to the conditions of this Agreement,

          (A) the Company shall issue and sell to the Purchaser the Amended Note and the Warrant against (x) surrender of the Note to the Company, duly endorsed in blank or accompanied by a power in blank duly executed by the Purchaser and (y) payment by the Purchaser to the Company of an amount equal to the Purchase Price as provided in Section 2.2, and

          (B) the Purchaser shall (x) surrender the Note to the Company, duly endorsed in blank or accompanied by a power in blank, duly executed by the Purchaser, and (y) pay to the Company an amount equal to the Purchase Price as provided in Section 2.2, in each such case against issuance and sale by the Company to the Purchaser of the Amended Note and Warrant.

          3. Representations and Warranties of the Company. The Company hereby represents and warrants to, and covenants and agrees with, the Purchaser that:

          3.1 Organization, Good Standing and Qualification. The Company and each Subsidiary is a corporation duly incorporated, validly existing and subsisting under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not be reasonably likely to result in a Material Adverse Effect. The Company has no Subsidiaries other than those listed in
Schedule 3.1 to the Purchase Agreement and has no investment in any other Person except such investments as would be classified as current assets on a balance sheet of the Company, prepared in accordance with Generally Accepted Accounting Principles.

          3.2 Authorization. The Company has full corporate power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of all obligations of the Company under the Transaction Documents, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

          3.3 Capitalization. Set forth on Schedule 3.3 hereto is (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding on the date hereof; (c) the number of shares of capital stock issuable pursuant to the Common Stock option, stock purchase, stock award and similar plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to all Common Stock Equivalents outstanding or which the Company had agreed to issue (other than the Amended Note, the Warrant and the Existing Warrant). All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth on Schedule 3.3, hereto, or in the SEC filings, there are no outstanding Common Stock Equivalents or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind (other than the Note and Existing Warrant and the 10% Convertible Note due 2004 and Common Stock Purchase Warrant issued to Deephaven Private Placement Trading Ltd, on__________, 2002 based on an investment of $750,000), and except as contemplated by this Agreement, the Company is not currently in negotiations for the issuance of any Common Stock Equivalents or capital stock of any kind other than discussions the Company has held with (a) H.C. Wainwright and other investment banks regarding a potential private equity transaction following the close of the of the transaction contemplated by this Agreement, which transaction will not be integrated with the sale of the Amended Note and Warrant for purposes of applicable state and federal securities laws or for purposes of the rules of Nasdaq; and (b) the potential investment by RAM Capital Resources of funds into the Company on substantially similar terms as the Purchaser. The Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the security holders of the Company relating to the securities of the Company held by them. Except as set forth on Schedule 3.3 to this Agreement, and except for registration statements currently on file, the Company has not granted any Person the right (which is now outstanding or effective) to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

          3.4 Valid Issuance. The aggregate number of shares of Common Stock issued, outstanding and reserved for issuance is 34,960,502. The Company does not have any obligation to issue shares of Common Stock for which it has not reserved an adequate number of shares of Common Stock. The Amended Note and Warrant are duly authorized, and such Securities, and the Underlying Shares issuable upon conversion of the Amended Note and Warrant Shares issuable upon exercise of the Warrant, have been duly authorized and when issued in accordance herewith and with the terms of the Amended Note and Warrant, will be validly issued, fully paid, non-assessable and free and clear of all Encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

          3.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been or will be made pursuant to applicable state securities laws and the requirements of the Nasdaq and other than the filing of a Form D by the Company with the SEC, each of which the Company undertakes to file within the applicable time periods.

          3.6 Delivery of SEC Filings; Business; Non-Public Information. The Company has timely filed all material reports and other documents required to be filed with the SEC pursuant to the 1934 Act since December 31, 1999. At their respective times of filing with the SEC, the SEC Filings complied in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company and the Subsidiaries are engaged only in the business described in the SEC Filings, and the SEC Filings contain a complete and accurate description of the business of the Company and the Subsidiaries. The Company has not provided to the Purchaser (i) any information required to be filed under the 1934 Act that has not been so filed or (ii) any material non-public information concerning the Company and the Subsidiaries.

          3.7 Use of Proceeds. The proceeds of the sale of the Amended Note and the Warrant hereunder shall be used by the Company for working capital and general corporate purposes.

          3.8 No Material Adverse Change. Since the filing of the Company's most recent Annual Report on Form 10-K or as otherwise identified and described in the SEC Filings subsequently filed by the Company with the SEC pursuant to the 1934 Act there has not been:

                 (i) any material change in the consolidated assets, liabilities, financial condition or operating results of the Company and the Subsidiaries from that reflected in the financial statements included in the 2001 10-K, a copy of which has been delivered to the Purchasers, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

                 (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company or any Subsidiary;

                 (iii) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company or any Subsidiary;

                 (iv) any waiver by the Company or any Subsidiary of a material right or of a material debt owed to it which waiver is adverse to the Company or any Subsidiary;

                 (v) any satisfaction or discharge of any Encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, prospects, financial condition, operating results or business of the Company and the Subsidiaries taken as a whole (as such business is presently conducted and the Company has publicly disclosed it is proposed to be conducted);

                 (vi) any material change or amendment to a material contract or arrangement by which the Company or any Subsidiary or any of their respective assets or properties is bound or subject;

                 (vii) any material labor difficulties or labor union organizing activities with respect to employees of or contractors to the Company or any Subsidiary;

                 (viii) any transaction entered into by the Company or any Subsidiary other than in the ordinary course of business; or

                 (ix) any other event or condition of any character that may have a Material Adverse Effect.

          3.9 Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock in a secondary offering on a registration statement on Form S-3 under the 1933 Act and the Company shall maintain such eligibility at least until the Registration Statement is ordered effective by the SEC.

          3.10 No Conflict, Breach, Violation or Default. (a) The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Articles of Incorporation (including any articles of amendment or articles designating series of shares) or the Company's Bylaws, both currently in effect (copies of which have been provided to the Purchaser before the date hereof) and as in effect on the date of issuance of the Securities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective assets or properties, or (iii) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject.

          (b) Except where it would not have a Material Adverse Effect, the Company and each Subsidiary (i) is not in violation of any statute, rule or regulation applicable to the Company or any Subsidiary or its assets, (ii) is not in violation of any judgment, order or decree applicable to the Company or any Subsidiary or any of their respective assets, and (iii) is not in breach or violation of any agreement, note or instrument to which it or its assets are a party or are bound or subject. To the best of the Company's knowledge, neither the Company nor any Subsidiary has received notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.

          3.11 Acknowledgement of Potential Dilution. The Company understands that the number of shares of Common Stock issuable pursuant to the Amended Note and Warrant may increase substantially and that such increase may have a dilutive effect on the Company's equity capitalization.

          3.12 Brokers and Finders. The Purchaser shall have no liability or responsibility for the payment of any commission or finder's fee to any third party in connection with or resulting from this Agreement or the transactions contemplated by this Agreement by reason of any agreement of or action taken by the Company.

          3.13 No Directed Selling Efforts or General Solicitation. Notwithstanding anything contained on any schedule hereto, neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities. The Company has not offered and sold and will not offer or sell any securities similar to the Amended Note and the Warrant as part of the offering of securities to the Purchaser pursuant to this Agreement and the Purchase Agreement other than to a Person as to whom such offer and sale did not and shall not constitute a general solicitation or general advertising (as those terms are used in Regulation D).

          3.14 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would (1) adversely affect reliance by the Company on Section 4(2) of the 1933 Act for the exemption from registration for the transactions contemplated hereby or would require registration of the offer and sale of the Amended Note and Warrant to the Purchaser under the 1933 Act; or (2) require the integration of the offering of the Securities with any other offering of securities for purposes of determining the need to obtain stockholder approval of the transactions contemplated hereby under the rules of the Nasdaq.

          3.15 Disclosures. For purposes of this Agreement and the transactions contemplated hereby, none of the representations or warranties made by the Company under any of the Transaction Documents and no written information furnished by the Company pursuant hereto, or in any other document, certificate or written statement furnished by the Company to the Purchaser or any authorized representative of the Purchaser, pursuant to the Transaction Documents or in connection therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.

          4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

          4.1 Organization and Existence. The Purchaser is a validly existing partnership and has all requisite partnership power and authority to invest in the Securities pursuant to this Agreement.

          4.2 Purchase Entirely for Own Account. The Securities to be acquired by the Purchaser pursuant to this Agreement will be acquired for the Purchaser's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of applicable securities laws, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable securities laws.

          4.3 Investment Experience. The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge of and experience with securities and financial or business matters that it is capable of evaluating the merits and risks of the purchase of the Amended Note and Warrant.

          4.4 Disclosure of Information. The Purchaser has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of the Securities; provided however, that neither such inquiries nor any other investigation conducted by the Purchaser shall modify, amend, limit or otherwise affect the Purchaser's right to rely on the Company's representations and warranties contained in the Transaction Documents or made pursuant to the Transaction Documents.

          4.5 Restricted Securities. The Purchaser understands that the Amended Note and Warrant are characterized as "restricted securities" under the

U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

          4.6 Accredited Investor. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D.

          4.7 No General Solicitation. The Purchaser did not learn of the offering of the Amended Note and Warrant through any public advertising or general solicitation (as these terms are used in Regulation D).

          4.8 Residency of Purchaser. The Purchaser is a resident of the state or other jurisdiction indicated below the Purchaser's name on the signature pages to this Agreement.

          4.9 Brokers and Finders. The Company shall have no liability or responsibility for the payment of any commission or finder's fee to any third party in connection with or resulting from this Agreement or the transactions contemplated by this Agreement by reason of any agreement of the Purchaser.

          4.10 Authorization. The Purchaser has full corporate power and authority and has taken all requisite action on the part of the Purchaser, its partners, officers necessary for (i) the authorization, execution and delivery of the Transaction Documents and (ii) authorization of the performance of all obligations of the Purchaser under the Transaction Documents. The Transaction Documents constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

          4.11 Risk Factors. Without limiting any of the Purchaser's other representations and warranties hereunder, the Purchaser acknowledges that the Purchaser has reviewed and is aware of the risk factors described in the SEC Filings.

          4.12 Reliance. The Purchaser has consulted its own financial, legal and tax advisors with respect to the economic, legal and tax consequences of an investment in the Amended Note and Warrant and has not relied on the SEC Filings or the Company, its officers, directors or professional advisors as to such consequences.

          4.13 No Representations. No oral representations have been made by the Company to the Purchaser in connection with the Transaction Documents;

and no written representations have been made by the Company to the Purchaser other than as stated in the Transaction Documents and the SEC Filings.

          4.14 Survival. The Purchaser acknowledges that the representations, warranties and agreements made by the Purchaser herein shall survive the execution and delivery of this Agreement and the purchase of the Amended Note and Warrant.

          5.     REGISTRATION RIGHTS AGREEMENT.

          5.1 Registration Rights Agreement. The Company acknowledges and agrees that the Company's execution and delivery of, and full performance of its obligations under, the Registration Rights Agreement is a material inducement to the Purchaser to execute and deliver this Agreement, to complete the Second Closing and to accept the Amended Note and Warrant. The Company agrees to execute and deliver to the Purchaser the Registration Rights Agreement at or before the Second Closing.

          6.     CERTAIN COVENANTS OF THE COMPANY AND THE PURCHASER.

          6.1 Press Releases. Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Purchaser for comment at least two (2) Business Days prior to issuance, unless the release is required to be issued within a shorter period of time by law or pursuant to the rules of the Nasdaq or a national securities exchange. The Company shall, on the Second Closing Date or on the next succeeding Business Day, issue a press release, in the form of Exhibit E hereto, concerning the transactions contemplated hereby; provided, however, the Company may coordinate such release with other financings occurring contemporaneously. The Company's other press releases and other public information, to the extent concerning the Transaction Documents, shall contain such information as reasonably requested by the Purchaser and be reasonably approved by the Purchaser in writing prior to issuance.

          6.2 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Purchaser under the Transaction Documents.

          6.3 Form 8-K. Within five Business Days after the Second Closing Date, the Company will publicly report the issue and sale of the Note and Warrant by filing with the SEC a Current Report on Form 8-K under the 1934 Act which report shall describe the material terms and include copies of the Transaction Documents as exhibits to such report.

          6.4    AMENDMENTS TO PURCHASE AGREEMENT.

          (a) Effective at the time of the Second Closing, Section 1.3 of the Purchase Agreement is hereby amended by deleting the following terms "Monthly Amount", "Note", "Registration Rights Agreement" and "Warrant" and their definitions.

          (b) Effective at the time of the Second Closing, Section 1.3 of the Purchase Agreement is hereby amended by adding the following terms and definitions in appropriate alphabetical order:

          "Additional Warrant" means the Common Stock Purchase Warrant issued by the Company pursuant to Amendment No. 1.

          "Amendment No. 1" means Amendment No. 1 to Purchase Agreement, dated as of February __, 2002, by and between the Company and the Purchaser.

          "Note" means the Company's 10% Convertible Note due 2004 in the principal amount of $4,000,000.00 in the form attached as Exhibit A and with respect to any time at or after the Second Closing the Company's 10% Convertible Note due 2004 in the principal amount of $4,000,000.00 issued pursuant to Amendment No. 1.

          "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement by and between the Company and the Purchaser in the form attached as Exhibit C to Amendment No. 1.

          "Warrant" means the Company's Common Stock Purchase Warrant in the form attached hereto as Exhibit B and the Additional Warrant.

          6.5    EFFECT OF AMENDMENT; CONFIRMATION.

          (a) From and after the Second Closing on the Second Closing Date, the rights and obligations of the Company and the Purchaser under the Transaction Documents and all other agreements, documents and instruments contemplated hereby and thereby shall apply with full force and effect to the Purchase Agreement, as amended by this Agreement, and each reference to the Purchase Agreement in the Transaction Documents shall be deemed to be a reference to the Purchase Agreement, as amended by this Agreement. From and after the Second Closing on the Second Closing Date, each reference in the Transaction Documents to the Note shall be deemed to be a reference to the Amended Note and each reference in the Transaction Documents to the Warrant shall be deemed to be a reference to the Existing Warrant and the Warrant.

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          (b)    Except as amended by this Agreement, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

          7. Conditions to the Company's Obligations to Issue and Sell. The Company's obligation to issue and sell the Amended Note and Warrant to the Purchaser pursuant to this Agreement is conditioned upon satisfaction of the following conditions precedent on or before the Second Closing Date (any or all of which may be waived by the Company in its sole discretion):

          (a) On the Second Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

          (b) The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct on the date of this Agreement and the representations and warranties of the Purchaser contained in this Agreement shall be true and correct on the Second Closing Date as if given on and as of the Second Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Second Closing Date the Purchaser shall have performed all covenants and agreements of the Purchaser contained herein or in any of the other Transaction Documents required to be performed by the Purchaser on or before the Second Closing Date.

          8. Conditions to the Purchaser's Obligations to Purchase. The Purchaser's obligation to purchase the Amended Note and Warrant is conditioned upon satisfaction of the following conditions precedent on or before the Second Closing Date (any or all of which may be waived by the Purchaser in its sole discretion):

          (a) On the Second Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

          (b) The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and the representations and warranties of the Company contained in the Transaction Documents shall be true and correct on the Second Closing Date as if given on and as of the Second Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Second Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Second Closing Date;

          (c) No event which would constitute an Event of Default under the Note or which, with the giving of notice or the passage of time, or both, would constitute such an Event of Default shall have occurred and be continuing;

          (d)    No Change in Control Transaction shall have occurred;

          (e) The Company shall have delivered to the Purchaser a certificate, dated the Second Closing Date, duly executed by its Chief Executive Officer or Chief Financial Officer, to the effect set forth in subparagraphs
(a), (b), (c) and (d) of this Section 8;

          (f) The Company shall have delivered to the Purchaser a certificate, dated the Second Closing Date, of the Secretary of the Company certifying (A) that there has been no change in the Articles of Incorporation or By-Laws of the Company from the copies thereof certified to the Purchaser at the Closing under the Purchase Agreement and (B) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby;

          (g) On the Second Closing Date, the Purchaser shall have received an opinion of McBreen & Kopko, counsel for the Company, dated the Second Closing Date, addressed to the Purchaser, in form, scope and substance reasonably satisfactory to the Purchaser, substantially in the form attached as Exhibit D; and

          (h) On the Second Closing Date, (i) trading in securities on the NYSE, the AMEX or Nasdaq shall not have been suspended or materially limited and
(ii) a general moratorium on commercial banking activities in the State of New York shall not have been declared by either federal or state authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the good faith judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Amended Note and Warrant.

          9.     MISCELLANEOUS.

          9.1 Successors and Assigns. The provisions of Section 9.1 of the Purchase Agreement shall be applicable to this Agreement as if this Agreement were the "Agreement" referred to in Section 9.1 of the Purchase Agreement.

          9.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          9.4 Notices. Any notice required or permitted under this Agreement shall be given as provided in the Purchase Agreement.

          9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay or reimburse the Purchaser, at or before the Second Closing, for its legal and due diligence expenses incurred in connection herewith from gross proceeds of the issuance of the Amended Note and Warrant to the extent not previously paid; provided, however, in no event shall the Company be required to pay more than $20,000 total towards such expenses of the Purchaser, including all such expenses payable by the Company in connection with the Purchase Agreement. The Company shall pay all fees and expenses of any placement agents in connection with the transactions contemplated by this Agreement pursuant to a separate agreement between such parties.

          9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser; provided, however, that any such amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

          9.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          9.8 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, the other Transaction Documents and other documents contemplated hereby and thereby constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

          9.9 Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof, except as expressly provided to be made or deemed made as of another date. The representations and warranties shall survive the execution and delivery of, and the Second Closing under, this Agreement.

          9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

          9.11 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

          9.12   REMEDIES.

          (a) The Purchaser shall be entitled to specific performance of the Company's obligations under the Transaction Documents.

          (b) The Company on the one hand and the Purchaser shall indemnify the other and hold it harmless from any loss, cost, expense or fees (including reasonable attorneys' fees and expenses) arising out of any breach of any of its representations, warranties, covenants or agreements in any of the Transaction Documents, or arising out of the enforcement of this Section 9.12.

          9.13 Jurisdiction. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent and submit to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York (but with respect to any party hereto, such consent shall not be deemed a general consent to jurisdiction and service for any third parties) by registered mail, return receipt requested, directed to the party being served at its address provided in or pursuant to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The Company hereby waives any right to a jury trial in connection with any litigation pursuant to this Agreement.

                    [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             THE COMPANY:

                                             SONIC FOUNDRY, INC.

                                             By:___________________________
                                                Name:
                                                Title:

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

                                             THE PURCHASER:

                                             OMICRON PARTNERS, L.P.

                                                 By: OMICRON CAPITAL, L.P.,
                                                     as Sub-Advisor

                                                 By: OMICRON CAPITAL, INC.,
                                                     its General Partner

                                                 By:_______________________
                                                        Olivier Morali
                                                          President

                                      -18-